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TMNG GLOBAL REPORTS 2010 THIRD QUARTER RESULTS

Overland Park, KS – November 11, 2010 – TMNG Global (Nasdaq: TMNG), a leading provider of professional services to the global communications, digital media, technology, and financial services industries, reported financial results for its 2010 third quarter ended October 2, 2010.  All per share amounts have been adjusted to reflect the 1-for-5 reverse stock split of the Company's common stock effective February 7, 2010.

 Revenues in the third quarter of 2010 were $16.4 million, compared to $16.8 million in the 2009 third quarter and $17.0 million in the 2010 second quarter.  The year-over-year decline was due to lower revenue contributions from carrier customers and the European market, partially offset by an increase in strategic consulting services. During the quarter, TMNG’s gross margin was 37.9%, compared with 40.8% in the third quarter of 2009 and 39.1% in the second quarter of 2010.  Margins were negatively impacted by start-up expenses related to the SmartXchangeSM solution, which was launched early in the fourth quarter.

TMNG Global reported a net loss of ($0.7) million on a GAAP basis, or ($0.10) per diluted share for the third quarter of 2010, compared with a net loss of ($0.5) million, or ($0.08) per diluted share, for the third quarter of 2009. After adjusting for the after tax impact of net realized gains and losses on auction rate securities, depreciation and amortization expense and share-based compensation expense, the non-GAAP adjusted net income was $0.1 million or $0.01 per diluted share during the third quarter of 2010.  The comparable non-GAAP adjusted net income for the third quarter of fiscal 2009 was $0.5 million, or $0.07 per diluted share.

“TMNG Global generated positive non-GAAP adjusted net income in the third quarter, even though our revenue level was lower on a sequential basis, as anticipated. This solid execution is testament to our disciplined operating and expense management, which remains a cornerstone of our strategy to drive year-over-year growth in 2010,” said Richard Nespola, TMNG Global Chairman and CEO. “We are positioning the business well for 2011, with a solid foundation in key areas including revenue assurance, mobility, cloud computing, and content delivery, which are driving a healthy new business pipeline. While our performance this quarter was not as strong as we would have liked, we are cautiously optimistic that our initiatives will bear fruit in the coming year.”

Financial Results for the Thirty-Nine Weeks Ended October 2, 2010
For the thirty-nine weeks ended October 2, 2010, revenues were $50.8 million, compared with $47.8 million in the comparable period of fiscal year 2009.  The growth was driven by an approximately 90% increase in strategic consulting services revenue from the comparable period of fiscal year 2009 due to strength in the first half of the year. TMNG Global’s gross margin was 38.3% during the thirty-nine weeks ended October 2, 2010, compared with 41.1% in the comparable period of fiscal year 2009.  Margins were negatively impacted by pricing pressure associated with a marginal economy.

Net loss for the thirty-nine weeks ended October 2, 2010 was ($2.0) million or ($0.28) per diluted share, compared with a net loss of ($3.1) million or ($0.44) per diluted share in the comparable period of fiscal year 2009.  Non-GAAP adjusted net income, adjusted for the after tax impact of net realized gains and losses on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately $0.5 million, or $0.06 per diluted share, for the thirty-nine weeks ended October 2, 2010.  The comparable non-GAAP adjusted net loss for the thirty-nine weeks ended October 3, 2009 was ($0.1) million or ($0.02) per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2010 third quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 445282, through November 19, 2010.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the communications, digital media, technology and financial services industries. Since 1990, TMNG Global and its subsidiaries, CSMG and Cartesian, have provided strategy, business, operations and technical consulting to more than 1,200 firms worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey and Washington, D.C. For more information about TMNG Global, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown and difficult conditions in the credit markets), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 2,	October 3,	October 2,	October 3,
	2010	2009	2010	2009

Revenues	$16,384	$16,812	$50,814	$47,834

Cost of services (includes non-cash share-based compensation expense of $19 and $53 for the thirteen weeks ended October 2, 2010 and October 3, 2009, respectively and $80 and $221 for the thirty-nine weeks ended October 2, 2010 and October 3, 2009, respectively)	10,171	9,947	31,356	28,155

Gross Profit	6,213	6,865	19,458	19,679

Operating Expenses:
Selling, general and administrative (includes non-cash share-based compensation expense of $42 and $120 for the thirteen weeks ended October 2, 2010 and October 3, 2009, respectively and $178 and $503 for the thirty-nine weeks ended October 2, 2010 and October 3, 2009, respectively)	6,558	6,736	20,433	21,498
Intangible asset amortization	340	506	1,061	1,471
Total operating expenses	6,898	7,242	21,494	22,969
Loss from operations	(685)	(377)	(2,036)	(3,290)
Other income (expense):
Interest income	32	50	140	188
Interest expense	-	(17)	(16)	(42)
Other (expense) income	(32)	45	26	151
Total other income	-	78	150	297
Loss before income taxes	(685)	(299)	(1,886)	(2,993)
Income tax provision	(38)	(228)	(87)	(68)
Net loss	$(723)	$(527)	$(1,973)	$(3,061)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.08)	$(0.28)	$(0.44)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,062	7,015	7,043	6,974

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 2,	January 2,
	2010	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,271	$6,301
Short-term investments		5,444
Receivables:
Accounts receivable	10,702	11,991
Accounts receivable — unbilled	5,381	4,174
	16,083	16,165
Less: Allowance for doubtful accounts	(261)	(357)
Net receivables	15,822	15,808
Prepaid and other current assets	1,215	1,206
Total current assets	25,308	28,759

NONCURRENT ASSETS:
Property and equipment, net	1,906	1,955
Goodwill	8,079	7,772
Identifiable intangible assets, net	976	2,516
Noncurrent investments	5,902	6,852
Other noncurrent assets	211	397
Total Assets	$42,382	$48,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,297	$1,118
Current borrowings		2,800
Accrued payroll, bonuses and related expenses	4,742	5,354
Other accrued liabilities	1,792	1,433
Deferred revenue	335	1,023
Unfavorable and other contractual obligations	238	706
Total current liabilities	8,404	12,434

NONCURRENT LIABILITIES:
Unfavorable and other contractual obligations	582	546
Other noncurrent liabilities	1,316	1,237
Total noncurrent liabilities	1,898	1,783

Total stockholders’ equity	32,080	34,034
Total Liabilities and Stockholders’ Equity	$42,382	$48,251

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 2,	October 3,	October 2,	October 3,
	2010	2009	2010	2009

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(723)	$(527)	$(1,973)	$(3,061)

Realized loss (gain) on auction rate securities	50	(17)	(6)	(122)
Depreciation and amortization	683	873	2,076	2,529
Non-cash share based compensation expense	61	173	258	724
Tax effect of applicable non-GAAP adjustments	30	20	98	(200)
Adjustments to GAAP net loss	824	1,049	2,426	2,931

Non-GAAP adjusted net income (loss)	$101	$522	$453	$(130)

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.10)	$(0.08)	$(0.28)	$(0.44)

Realized loss (gain) on auction rate securities	0.00	(0.00)	(0.00)	(0.02)
Depreciation and amortization	0.10	0.12	0.29	0.36
Non-cash share based compensation expense	0.01	0.03	0.04	0.11
Tax effect of applicable non-GAAP adjustments	0.00	0.00	0.01	(0.03)
Adjustments to GAAP net loss per diluted common share	0.11	0.15	0.34	0.42

Non-GAAP adjusted net income (loss) per diluted common share	$0.01	$0.07	$0.06	$(0.02)

Weighted average shares used in calculation of diluted net income (loss) per common share	7,062	7,015	7,043	6,974